UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2019 (January 7, 2019)

SIMPLICITY ESPORTS AND GAMING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38188	82-1231127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 15th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 878-3684

——————————————————————————————

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 10, 2018, Simplicity Esports and Gaming Company, formerly known as Smaaash Entertainment Inc. (the “Company”) received a written notice from the Listing Qualifications division of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company’s common stock and warrants will be delisted from Nasdaq because the Company has not demonstrated compliance with all of the requirements for initial listing on the Nasdaq Capital Market following the previously announced business combination with Smaaash Entertainment Private Limited. Specifically, the Company had not demonstrated that its common stock has a market value of publicly held shares of at least $15 million as required by Listing Rule 5505(b)(1). Additionally, the Company had not provided evidence that its common stock has at least 300 round lot holders as required by Listing Rule 5505(a)(3) and that its warrants have at least 400 round lot holders as required by Listing Rule 5515(a)(4). The Company requested an appeal hearing with the Nasdaq Hearings Panel (the “Panel”), and on December 18, 2018, the Company received a letter from Nasdaq confirming that the Panel will consider the Company’s appeal of the delisting determination at a hearing to be held on January 24, 2019. Therefore, any delisting of the Company’s common stock and warrants from Nasdaq has been delayed, pending a final written decision by the Panel.

On January 7, 2019, the Company received a second written notice from Nasdaq informing it that the Company failed to comply with Listing Rule 5250(e)(2) which requires companies listed on Nasdaq to timely file notification forms for the Listing of Additional Shares (the “LAS Notification”). Specifically, the Company was required to file a LAS Notification for:

(i)	the December 20, 2018 issuance of Series A-1 Notes and Series A-2 Notes (collectively, the “Notes”) which are convertible into greater than 10% of the Company’s pre-transaction total shares outstanding; and

(ii)	the issuance of 1,000,000 shares of the Company’s common stock (300,000 shares of which were issued on December 21, 2018 and another 700,000 shares of which were issued on January 7, 2019) in connection with the share exchange agreement between the Company and Simplicity Esports LLC (the “Share Exchange”), which shares represent greater than 10% of the Company’s pre-transaction total shares outstanding.

In each case, the Company was required to submit the LAS Notification 15 days prior to the issuance of the securities, however, the Company filed the LAS Notification for the Notes and for the Share Exchange after such 15-day periods. Nasdaq notified the Company that each of these matters serves as an additional and separate basis for delisting the Company’s securities and that the Panel will consider these matters in rendering a determination regarding the Company’s continued listing on Nasdaq. The Company intends to appeal the late LAS Notification filings determination along with the other bases for delisting at the January 24, 2019 hearing before the Panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2019

SIMPLICITY ESPORTS AND GAMING COMPANY

By:	/s/ F. Jacob Cherian
Name: F. Jacob Cherian
Title: Co-Chief Executive Officer